Exhibit 10.33

ADDENDUM 1

This Addendum 1 (the “Addendum”) is made and entered into this 6th day of December, 2017 to that certain SUPPLY AND OFFTAKE AGREEMENT (the “Agreement”) by and between RYZE RENEWABLES RENO, LLC (“Ryze”), a limited liability company formed under the laws of the state of Delaware, and PHILLIPS 66 COMPANY (“Phillips 66”) a corporation incorporated under the laws of Delaware dated May 23rd, 2017.

WHEREAS, unless expressly amended below, the Parties desire that all recitals, definitions, terms and conditions shall remain unchanged and In full force and effect, now, therefore, in consideration of the premises, conditions, term and agreements contained in the Agreement, Ryze and Phillips hereby agree to amend the Agreement as follows:

2.2       Term.

2.2.1	“Commencement Date Deadline” previously set to occur on or before December 27, 2018 shall be extended so that the amended Commencement Date Deadline shall be December 27, 2019.

IN WITNESS WHEREOF, each Party hereto has caused this Addendum to be executed by its duly authorized representative.

PHILLIPS 66 COMPANY
a Delaware corporation

By:	/s/ Brian Mandell

Name:	Brian Mandell

Title:	SVP, Commercial

RYZE RENEWABLES RENO, LLC
a Delaware limited liability company

By:	/s/ Mathew G. Pearson

Name:	Matthew G. Pearson

Title:	Managing Member

[Page 1 of 1]